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                                                                    EXHIBIT 10.1

                    AGREEMENT AND ASSIGNMENT OF LEASE RIGHTS

         This Agreement and Assignment of Lease Rights (the "Agreement") is made as of the 30th day of May, 2003 by and between S&D Land Holdings, Inc., a Minnesota corporation ("S&D"), and Famous Dave's of America, Inc., a Minnesota corporation ("Famous").

                                   WITNESSETH:

         WHEREAS, S&D is currently the tenant under a certain lease (the "Lease") with the Trustees of the H. Richard Knutson Revocable Intervivos Trust dated September 27, 1991 for the real property commonly known as 2131 Snelling Avenue North, Roseville, Minnesota, together with the building and improvements thereon (the "Leased Premises"); and

         WHEREAS, in 1996, because of the then lack of working capital of Famous, and as an accommodation to Famous, S&D purchased the tenant's interest in the Lease and sublet the Leased Premises to Famous pursuant to a certain sublease agreement, dated September 1, 1996 (the "Sublease Agreement"); and

         WHEREAS, S&D is owned and controlled by the Chairman of the Board and Chief Executive Officer of Famous; and

         WHEREAS, Famous, because of recent changes in the law and corporate environment and increased general public scrutiny regarding transactions with officers and directors and other affiliated parties, wishes to obtain all of S&D's interest in the Lease and Sublease, to eliminate a future relationship with S&D relating to the Leased Premises; and

         WHEREAS, S&D is willing, upon the terms and conditions set forth herein, to assign all of its interest in the Lease and Sublease Agreement to Famous;

         NOW, THEREFORE, it is hereby agreed:

         1. Assignment. S&D hereby assigns to Famous all of its right, title and interest in the Lease. Termination of Sublease. S&D and Famous each agree that the Sublease is hereby terminated,and agree to prorate, effective May 30, 2003, all rents, charges, expenses, and other items relating to the Sublease.

         2. Consideration. Famous agrees to pay to S&D the sum of Two Hundred Forty Three Thousand Seven Hundred Seven Dollars ($243,707) as full consideration for the assignment of lease and termination of Sublease, which amount represents the unamortized remaining balance of S&D' original purchase price of the tenant's interest under the Lease, utilizing the ten percent (10%) interest factor that was assumed by S&D and Famous on January 1, 1996, at the time the Sublease was executed.

         3. Further Assurances. S&D and Famous each agree to take such further action and execute such certificates and other documents as may be necessary or appropriate to consummate the transactions contemplated by this Agreement.

         4. Miscellaneous. The provisions of this Agreement shall be governed by the internal laws of the State of Minnesota. This Agreement may not be amended except in writing and signed by all the parties. No waiver of any provision hereunder shall be effective unless in writing signed


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                  by the party waiving its rights. This Agreement constitutes the entire agreement between S&D and Famous regarding the subject matter thereof, and there are no other oral or written agreements or inducements between them with respect to the Leased Premises, Lease, or Sublease Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      S&D LAND HOLDINGS, INC.,
                                      a Minnesota corporation

                                      By       /s/ David W. Anderson
                                               --------------------------------
                                      Its      President

                                      FAMOUS DAVE'S OF AMERICA, INC.,
                                      a Minnesota corporation

                                      By       /s/ Kenneth Stanecki
                                               --------------------------------
                                      Its      Chief Financial Officer